UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2008

NATIONAL SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-6453	95-2095071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090

SANTA CLARA, CALIFORNIA 95052-8090

(Address of Principal Executive Offices)

(408) 721-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A. 2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NATIONAL SEMICONDUCTOR CORPORATION

Table of Contents

		Page

Section 8 – Other Events

Item 8.01	Other Events	3

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits	3

Signature		4

Exhibits:
99.1	News release dated February 4, 2008

NATIONAL SEMICONDUCTOR CORPORATION

Item 8.01	OTHER EVENTS

On February 4, 2008, National Semiconductor Corporation issued a news release announcing a downward revision of its revenue outlook for the third quarter of fiscal 2008. A copy of the news release is attached as Exhibit 99.1.

The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	News release dated February 4, 2008 issued by National Semiconductor Corporation*

*This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL SEMICONDUCTOR CORPORATION

Dated: February 5, 2008	//S// Jamie E. Samath
Jamie E. Samath Corporate Controller Signing on behalf of the registrant and as principal accounting officer

Exhibit 99.1

Media Contact:	Financial:
LuAnn Jenkins National Semiconductor (408) 721-2440 luann.jenkins@nsc.com	Long Ly National Semiconductor (408) 721-5007 invest.group@nsc.com

National Semiconductor Revises Revenue Outlook for Third Quarter of Fiscal 2008

SANTA CLARA, CALIF., February 4, 2008 -- National Semiconductor Corporation (NYSE:NSM) today announced that it is lowering its sales outlook for the third quarter of fiscal 2008, ending February 24, 2008.  National had originally guided on December 6, 2007 that third quarter fiscal 2008 sales were expected to be down 1 percent to 5 percent sequentially.  The company now expects sales for the third quarter of fiscal 2008 to range from approximately $450 million to $455 million, down from the $499 million in sales that were achieved in the second quarter of fiscal 2008.

National’s revised outlook is attributable mainly to products for wireless handsets and other portable electronic devices. The shortfall in the third quarter is due to lower-than-expected shipments to global original equipment manufacturers (OEMs) as well as handset companies in China which National serves through distribution channels.

As a result of the lower sales range, gross margin is now expected to be approximately 63.0 percent in the third quarter of fiscal 2008, which is slightly lower than the original guidance range. The company’s gross margin in the second quarter of fiscal 2008 was 64.4 percent.

Also, third quarter fiscal 2008 results will include nearly $20 million of pre-tax charges in accordance with the company’s action announced on January 21, 2008 to eliminate positions in manufacturing facilities and dispose of certain underutilized manufacturing equipment.

National’s third quarter financial announcement and conference call are scheduled for March 6, 2008 at which time the company will discuss financial results in more detail and provide an outlook for the fourth quarter of fiscal 2008.

Special Note

This release contains forward-looking statements dependent on a number of risks and uncertainties pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Except for historical information contained herein, the matters set forth in this press release, including management’s expectations regarding future financial performance, are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. A more complete list of risk factors is included in the Company's Annual Report on Form 10-K for the fiscal year ended May 27, 2007 under the captions “Outlook”, “Risk Factors” and “Management's Discussion and Analysis of Financial Conditions and Results of Operations” contained therein and the Form 10-Q for the quarter ended November 25, 2007.

About National Semiconductor

National Semiconductor, the industry's premier analog company, creates high-value analog devices and subsystems. National's leading-edge products include power management circuits, display drivers, audio and operational amplifiers, interface products and data conversion solutions. National's key analog markets include wireless handsets, displays, communications infrastructure, medical, automotive, industrial, and test and measurement applications. Headquartered in Santa Clara, Calif., National reported sales of $1.93 billion for fiscal 2007, which ended May 27, 2007. Additional company and product information is available at www.national.com.